UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2007

REOSTAR ENERGY CORP.
(Name of small business in its charter)

Nevada	000-26139	20-8428738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3880 S. Hulen Suite 500, Fort Worth, Texas	76107
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: 1-866-596-3990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Consolidated pro-forma balance sheet and statement of operations of businesses acquired

The following pro-forma financial statements are hereby included as part of this Current Report.

ReoStar Energy Corporation (formerly Goldrange Resources, Inc.)
Consolidated Pro-Forma Balance Sheet at December 31, 2006
Consolidated Pro-Forma Statement of Operations for the Year Ended December 31, 2006

(b)	Audited financial statements of businesses acquired.

The following audited financial statements are hereby included as part of this Current Report.

Benco Operating, Inc.
•	Report of Independent Registered Public Accounting Firm
•	Balance Sheets at December 31, 2006 and 2005
•	Statements of Operations for the Years Ended December 31, 2006 and 2005
•	Statements of Changes in Stockholders' Equity for the Years Ended December 31, 2006 and 2005
•	Statements of Cash Flows for the Years Ended December 31, 2006 and 2005
•	Notes to Financial Statements

JMT Resources, Ltd.
•	Report of Independent Registered Public Accounting Firm
•	Balance Sheets at December 31, 2006 and 2005
•	Statements of Operations for the Years Ended December 31, 2006 and 2005
•	Statements of Changes in Partners' Equity for the Years Ended December 31, 2006 and 2005
•	Statements of Cash Flows for the Years Ended December 31, 2006 and 2005
•	Notes to Financial Statements

REO Energy, Ltd.
•	Report of Independent Registered Public Accounting Firm
•	Balance Sheets at December 31, 2006 and 2005
•	Statements of Operations for the Years Ended December 31, 2006 and 2005
•	Statements of Changes in Partners' Equity for the Years Ended December 31, 2006 and 2005
•	Statements of Cash Flows for the Years Ended December 31, 2006 and 2005
•	Notes to Financial Statements

(c)	Executive Summary of Estimated Reserve Report.

(d)	Consents.

•	Consents of Independent Registered Public Accounting Firm
•	Consent of Independent Petroleum Engineers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REOSTAR ENERGY CORP.

By: /s/ Mark S. Zouvas
Chief Executive Officer & President

Date: July 20, 2007

ReoStar Energy Corporation
(Formerly Goldrange Resources, Inc.)
Pro-Forma Financial Information
December 31, 2006

Effective February 1, 2007, Goldrange Resources, Inc. (the "Company") acquired substantially all of the operating assets and liabilities of the following entities in exchange for a total of 54,750,000 shares of its common stock:

•	Benco Operating, Inc.
•	JMT Resources, Ltd.
•	REO Energy, Ltd.

The above companies are primarily engaged in the transportation and production of oil and natural gas in Texas. These companies had calendar year ends and were controlled by a limited number of affiliated individuals. Immediately after the transaction, these individuals assumed management roles due to their more than eighty percent (80%) ownership in the Company.

The transaction has been treated as a reverse merger whereby the subsidiaries acquired the parent. The consolidated historical financial statements of our combined companies represent its operating history. The pro-forma balance sheet assumes that the merger took place on December 31, 2006 and the pro-forma statement of operations assumes that the merger took place on January 1, 2006.

Subsequent to December 31, 2006, the combined Company will convert to a March 31 fiscal year end.

ReoStar Energy Coporation
(formerly Goldrange Resources, Inc.)
Consolidated Pro-Forma Balance Sheet

	Reo Energy, Ltd	Benco Operating, Inc.	JMT Resources, Ltd.	Goldrange Resources, Inc.	Combined Totals		Combining Adjustments	Consolidated Balances
ASSETS:
Current Assets:
Cash	$-	$18,266	$45,560	$-	$63,826	a	$(18,266)	$-
						b	(45,560)
Accounts Receivable		19,760			19,760	a	(19,760)	-
Revenue Receivable	377,954	29,867			407,821	a	(29,867)	-
						c	(377,954)
Related Party Receivables	1,713,454	4,815	682,982		2,401,251	a	(4,815)	1,060,079
						b	(682,982)
						c	(653,375)

Combining Affiliates Receivable	404,979	(750,979)	346,000		-			-
Total Current Assets	2,496,387	(678,271)	1,074,542	-	2,892,658		(1,832,579)	1,060,079

Oil and Gas Properties
Producing Properties	6,529,013	189,679	251,714		6,970,406	c	(34,617)	6,935,789
Non-Producing Leasehold	2,695,005				2,695,005			2,695,005
Less Accumulated Depreciation and Depletion	(2,284,987)	(92,710)			(2,377,697)			(2,377,697)
Oil and Gas Properties (net)	6,939,031	96,969	251,714	-	7,287,714		(34,617)	7,253,097

Investment in Pipeline		8,238,507			8,238,507			8,238,507
Accumulated Depreciation		(122,216)			(122,216)			(122,216)
Investment in Pipeline (net)	-	8,116,291	-	-	8,116,291		-	8,116,291

Other Depreciable Assets	19,830		1,000		20,830		(1,000)	13,454
						c	(6,376))
Accumulated Depreciation	(3,262)		(233)		(3,495)	b	233	-
						c	3,262
Other Depreciable Assets (net)	16,568	-	767	-	17,335		(3,881)	13,454

Deferred Tax Assets		254,653			254,653	a	(254,653)	-

Total Assets	$9,451,986	$7,789,642	$1,327,023	$-	$18,568,651		$(2,125,730)	$16,442,921

ReoStar Energy Coporation
(formerly Goldrange Resources, Inc.)
Consolidated Pro-Forma Balance Sheet

	Reo Energy, Ltd	Benco Operating, Inc.	JMT Resources, Ltd.	Goldrange Resources, Inc.	Combined Totals		Combining Adjustments	Consolidated Balances
LIABILITIES:
Current Liabilities:
Accounts Payable	$4,408,203	$20,610	$494	$-	$4,429,307	a	$(20,610)	$494
						f	$(4,408,203)
Cash Overdraft	250,739	-	$-		250,739	c	(250,739)	-
Related Party Payables	68,464	1,060,664	224,383		1,353,511	a	(215,054)	4,854,711
						b	(224,383)
						c	(68,464)
						d	(399,102)
						f	4,408,203
Notes Payable	-	88,479	-		88,479			88,479
Drilling Reimbursements in Excess of Costs	1,259,705	-	745,134		2,004,839	c	(42,432)	1,962,407
Accrued Liabilities	852,524	1,845,137	-		2,697,661			2,697,661
Current Portion of Long-Term Debt	1,594,366	805,197	324,330		2,723,893			2,723,893
Total Current Liabilities	8,434,001	3,820,087	1,294,341	-	13,548,429		(1,220,784)	12,327,645

Long Term Debt:
Notes Payable	1,541,334	1,490,000	-		3,031,334			3,031,334
Notes Payable - Related Parties	1,494,366	785,197	324,330		2,603,893			2,603,893

Less Current Portion of Long-Term Debt	(1,594,366)	(805,197)	(324,330)		(2,723,893)			(2,723,893)
Total Long-Term Debt	1,441,334	1,470,000	-	-	2,911,334		-	2,911,334

Deferred Tax Liability	-	378,088	-		378,088			378,088

Total Liabilties	9,875,335	5,668,175	1,294,341	-	16,837,851		(1,220,784)	15,617,067

Minority Interest in Pipeline	-	2,316,205	-		2,316,205		-	2,316,205
Commitments and Contingencies	-	-	-	-	-		-	-

Stockholders' Equity
Common Stock		1,000		13,379	14,379	a	(1,000)	68,129
						c	54,750
Partners' Investment	146,190		(2,776)		143,414	b	2,776	-
						c	(146,190)
Additional Paid in Capital	-	30,798		(13,379)	17,419	a	(285,449)	(921,301)
						d	(653,271)
Member Distributions						a	194,752	-
						b	(507,702)
						c	(615,985)
						d	928,935
Retained Earnings (Deficit)	(569,539)	(226,536)	35,458		(760,617)	d	123,438	(637,179)
Total Stockholders' Equity (Deficit)	(423,349)	(194,738)	32,682	-	(585,405)		(904,946)	(1,490,351)
Total Liabilities and Stockholders' Equity (Deficit)	$9,451,986	$7,789,642	$1,327,023	$-	$18,568,651		$(2,125,730)	$16,442,921

a	Special distribution of assets and liabilities retained by Benco Operating, Inc.
b	Special distribution of assets and liabilities retained by JMT Resources, Ltd
c	Special distribution of assets and liabilities retained by Reo Energy, Ltd.
d	Clearing of Special Distributions
f	Reclass accounts payable related to drilling of oil and gas wells to related party payable

ReoStar Energy Coporation
(formerly Goldrange Resources, Inc.)
Consolidated Pro-Forma Statement of Operations
For the Year Ended December 31, 2006
	Reo Energy, Ltd	Benco Operating, Inc.	JMT Resources, Ltd.	Goldrange Resources, Inc.	Combined Totals		Combining Adjustments	Consolidated Balances
REVENUES:
Oil & Gas Sales	$2,166,889	$222,743	$484,659		$2,874,291		$-	$2,874,291
Pipeline Revenues		1,162,790			1,162,790			1,162,790
Gain on Sale of Leases	332,442		67,936		400,378			400,378
Other Revenue	6,771		39,000	58	45,829	e	(58)	45,771
Total Revenue	2,506,102	1,385,533	591,595	58	4,483,288		(58)	4,483,230

COSTS AND EXPENSES
Lease Operating Expenses	382,334	304,761	444,407		1,131,502			1,131,502
Production Taxes	127,038	14,126	22,359		163,523			163,523
Pipeline Expenses		427,295			427,295			427,295
General & Administrative	233,978	12,309	35,440	48,517	330,244	e	(48,517)	281,727
Depreciation & Depletion
Depreciation & Depletion	1,826,977	113,377			1,940,354			1,940,354
Interest Expense			13,660		13,660			13,660
Total Costs and Expenses	2,570,327	871,868	515,866	48,517	4,006,578		(48,517)	3,958,061

Income from Operations before Minority Interest and Income Taxes	(64,225)	513,665	75,729	(48,459)	476,710		48,459	525,169

Income Tax Provision	-	123,435	-	-	123,435		-	123,435
Minority Interest	-	332,413	-	-	332,413		-	332,413
Net Income (Loss)	$(64,225)	57,817	$75,729	$(48,459)	$20,862		$48,459	$69,321

Pro-Forma Earnings Per Share
Net Income								$69,321
Add: Income Tax Expense								123,435
Adjusted Net Income before Income Taxes								192,756
Pro-forma Income Tax at the Statutory Rate (35%)								(67,465)
Pro-forma Net Income								$125,291

Pro-Forma Weighted Average Shares Outstanding								68,129,310

Pro-Forma Basic and Diluted Earnings Per Share								$0.00

e	Remove loss of shell company prior to the transaction.

Killman, Murrell & Company, P.C.
Certified Public Accountants

1931 E. 37th Street, Suite 7 Odessa, Texas 79762 (432) 363-0067 Fax (432) 363-0376	2626 Royal Circle Kingwood, Texas 77339 (281) 359-7224 Fax (281) 359-7112	3300 N. A Street, Bldg. 4, Suite 200 Midland, Texas 79705 (432) 686-9381 Fax (432) 684-6722

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Benco Operating, Inc.
Fort Worth, Texas

We have audited the accompanying balance sheets of Benco Operating, Inc. as of December 31, 2006 and 2005, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Benco Operating, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Killman. Murrell & Company. P. C.
Killman, Murrell & Company, P.C.
Odessa, Texas
July 14, 2007

Benco Operating, Inc.
Balance Sheets
	December 31
ASSETS:	2006	2005
Current Assets:
Cash	$18,266	$19,790
Accounts Receivable	19,760	20,584
Revenue Receivable	29,867	115,924
Combining Affiliate Payables	(750,979)	(579,444)
Related Party Receivable	4,815	-
Total Current Assets	(678,271)	(423,146)

Producing Oil & Gas Properties	189,679	184,991
Accumulated Depletion	(92,710)	(50,004)
Oil & Gas Properties (net)	96,969	134,987

Investment in Pipeline	8,238,507	3,595,258
Accumulated Depreciation	(122,216)	(51,545)
Investment in Pipeline (net)	8,116,291	3,543,713

Deferred Tax Assets	254,653	170,893
Total Assets	$7,789,642	$3,426,447

LIABILITIES:
Current Liabilities:
Accounts Payable	$20,610	$9,807
Related Party Payables	1,060,664	497,793
Accrued Liabilities	1,845,137	1,056,771
Current Portion of Long-Term Debt	805,197	128,787
Total Current Liabilities	3,731,608	1,693,158

Notes Payable - Related Party	785,197	91,919
Long Term Debt	1,578,479	1,615,347
Less Current Portion of Long-Term Debt	(805,197)	(128,787)
Total Long-Term Debt	1,558,479	1,578,479
Deferred Tax Liability	378,088	170,893
Total Liabilities	5,668,175	3,442,530

Minority Interest in Pipeline	2,316,205	236,472
Commitments and Contingencies	-	-

STOCKHOLDERS' DEFICIT
Common Stock, $1.00 par, 1,000 shares issued and outstanding	1,000	1,000
Additional Paid In Capital	30,798	30,798
Retained Deficit	(226,536)	(284,353)
Total Stockholders' Deficit	(194,738)	(252,555)
Total Liabilties and Stockholders' Deficit	$7,789,642	$3,426,447

See Accompanying Notes to Financial Statements

Benco Operating, Inc.
Statements of Operations
	For the Years Ended December 31,
	2006	2005
REVENUES:
Oil & Gas Sales	$222,743	$102,965
Pipeline Revenues	1,162,790	606,420
Total Revenue	1,385,533	709,385

COSTS AND EXPENSES
Lease Operating Expenses	304,761	243,360
Production Taxes	14,126	5,253
Pipeline Expenses	427,295	206,486
General & Administrative	12,309	842
Depreciation & Depletion	113,377	43,581
Interest Expense, net of capitalized interest of $109,699 and $52,228 in 2006 and 2005, respectively	-	-
Total Costs and Expenses	871,868	499,522

Income from operations before income taxes and minority interest	513,665	209,863

Income Tax Provision	123,435	0
Minority Interest	332,413	128,511
Net Income	$57,817	$81,352

See Accompanying Notes to Financial Statements

Benco Operating, Inc.
Statement of Stockholders' Deficit
Years Ended December 31, 2005 and 2006
	Common Stock
	Number of Shares	Amount	Additional Paid-In Capital	Retained Deficit		Total
Balance December 31, 2004	1,000	$1,000	$30,798	$(365,705)	$	$(333,907)

Net Income				81,352		81,352
Balance December 31, 2005	1,000	1,000	30,798	(284,353)		(252,555)

Net Income				57,817		57,817
Balance December 31, 2006	1,000	$1,000	$30,798	$(226,536)		$(194,738)

See Accompanying Notes to Financial Statements

Benco Operating, Inc.
Statements of Cash Flows
	For the Years Ended December 31,
	2006	2005
Cash Flows from Operating Actvities
Net Income	$57,817	$81,352
Adjustments to reconcile net cash from operating activities:
Depreciation and Depletion	113,377	43,581
Joint Venture Partner Expense	332,413	128,511
Deferred Income Tax Provision	123,435
Changes in Operating Assets and Liabilities
Change in Accounts Receivable	824	(20,434)
Change in Accrued Liabilities	52,270	15,196
Change in Revenue Receivable	86,057	(61,684)
Change in Accounts Payable	10,803	4,043
Net Cash Flows Provided by Operating Activities	776,996	190,565

Cash Flows from Investing Activities
Change in Producing Properties	(4,688)	3,804
Change in Accrued Liabilities	736,096	1,013,018
Investment in Pipeline Properties	(4,643,249)	(3,187,995)
Net Cash Flows Used by Investing Activities	(3,911,841)	(2,171,173)

Cash Flows from Financing Activities
Notes Payable Payments	(36,868)	(250,394)
Long-Term Debt Borrowings		1,490,000
Change in Related Party Payables	1,251,334	118,712
Change in Contributing Affiliate Receivable	171,535	504,944
Minority Cash Contributions, Net of Distributions	1,747,320	107,961
Net Cash Flows Provided by Financing Activities	3,133,321	1,971,223
Change in Cash Balance	(1,524)	(9,385)

Cash at the Beginning of the Year	19,790	29,175

Cash at the End of the Year	$18,266	$19,790

See Accompanying Notes to Financial Statements

BENCO OPERATING, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005

(1) SUMMARY OF ORGANIZATION AND NATURE OF BUSINESS

BENCO OPERATING, INC. ("Benco", "we," "us," or "our") is primarily engaged in the natural gas gathering business. The company owns an interest in a pipeline and gas gathering system in North Texas. The company owns a one-hundred percent (100%) working interest in one oil and gas well in North Texas, which is operated by a related party. Additionally, Benco operates other oil and gas properties in which it does not own an interest.

Benco is a privately held Texas corporation.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The financial statements and notes are representations of the Company's management who are responsible for their integrity and objectivity. The Company's accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of these financial statements.

Use of Estimates
The preparation of financial statements in accordance with generally accepted accounting principles in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at year-end and the reported amounts of revenues and expenses during the year. Actual results could differ from the estimates and assumptions used.

Income per Common Share
Basic net income per share is calculated based on the weighted average number of common shares outstanding.

Business Segment Information
The Financial Accounting Standards Board ("FASB"), Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosure About Segments of an Enterprise and Related Information," establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise that engage in activities from which it may earn revenues and incur expenses for which separate operational financial information is available and this information is regularly evaluated by the chief decision maker for the purpose of allocating resources and assessing performance.

Segment reporting is not applicable to us as we have a single company-wide management team that administers all properties as a whole rather than by discrete operating segments. We track only basic operational data by area. We do not maintain complete separate financial statement information by area. We measure financial performance as a single enterprise and not on an area-by-area basis. Throughout the year, we allocate capital resources on a project-by-project basis, across our entire asset base to maximize profitability without regard to individual areas or segments.

Revenue Recognition
Oil, gas and natural gas liquids revenues are recognized when the products are sold and delivery to the purchaser has occurred. Similarly, pipeline and gathering revenues are recognized when the products have been sold and delivered to the ultimate purchaser. Although receivables are concentrated in the oil and gas industry, we do not view this as unusual credit risk.

Cash and Equivalents
Cash and cash equivalents include cash on hand and on deposit and investments in highly liquid debt instruments with maturities of three months or less.

Allowance for Doubtful Accounts
We regularly review our accounts receivable for quality of accounts receivable. Other than related party receivables, we accrue a provision for doubtful accounts equal to 20% of any accounts receivable balance that has aged more than one hundred twenty (120) days. As of December 31, 2006 and 2005, we had no accounts receivable balances over the 120 day threshold, therefore, no allowance for doubtful accounts has been accrued.

Oil and Gas Properties
Oil and gas investments are accounted for by the successful efforts method of accounting. Accordingly, the costs incurred to acquire property (proved and unproved), all development costs, and successful exploratory costs are capitalized, whereas the costs of unsuccessful exploratory wells are expensed.

Depletion of capitalized oil and gas well costs is provided using the units of production method based on estimated proved developed oil and gas reserves of the respective oil and gas properties.

The estimated costs of dismantlement and abandonment of depleted wells, net of estimated salvage values, is considered to be immaterial in amount and therefore, no accrual for such costs are included in these financial statements.

The carrying value of capitalized oil and gas property costs is compared annually to the future net revenues attributed to the related proved developed oil and gas reserves. Such costs are reduced to the extent they exceed the future net revenues of the related proved developed oil and gas reserves. Oil and gas reserve information and other required disclosures related to oil and gas operations has been omitted, due to the limited revenues derived from such activity

The oil and gas property is operated by a related party.

Joint Venture Partner Interest
Benco and a joint venture partner own an interest in a pipeline and natural gas gathering system. We account for the joint venture as a consolidation pursuant to Statement of Financial Accounting Standards 94. See Note 3 for more detailed information regarding the pipeline and joint venture.

Stock-based Compensation
Benco has no stock based compensation plans.

Deferred Taxes
Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to the differences between the financial statement carrying amounts of assets and liabilities and their tax bases as reported in our filings with the respective taxing authorities. The realization of deferred tax assets is assessed periodically based on several interrelated factors. These factors include our expectation to generate sufficient taxable income including tax credits and operating loss carryforwards.

Other Comprehensive Income
Benco had no activity that would be properly classified as other comprehensive income.

Impairment of Long-Lived Assets
In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long lived assets, such as oil and gas properties and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount of the fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

Contingencies
Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one of more future events occur or fail to occur. The Company's management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of t he amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company's financial statements.

If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Asset Retirement Obligation
Our financial statements reflect the provisions of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 provides that, if the fair value for an asset retirement obligation can be reasonably estimated, the liability should be recognized upon acquiring or drilling a well. Under the method prescribed by SFAS No. 143, the retirement obligation is recorded as a liability at its estimated present value at the asset's inception, with an offsetting increase to producing properties on the balance sheet. Periodic accretion of the discount of the estimated liability is recorded as an expense in the statement of operations. At March 31, 2007, management's estimate of the retirement obligation was immaterial.

(3) PIPELINE JOINT VENTURE
Effective January 1, 2005 Benco exchanged its 100% interest in the Wise County Gas Gathering System for an undivided one-third (33.33%) fractional interest in the Tri-County Gas Gathering System ("TCGGS"). Benco accounts for the fractional interest by recording our proportionate share of the TCGGS assets, liabilities, income and expenses directly on our financial statements.

TCGGS is operated by one of the fractional owners. Each month the operator provides the other fractional owners with a joint interest statement detailing the fractional owner's share of income and expenses. Statements are also provided detailing the progress of pipeline assets as they are constructed.

In July 2005, Benco entered into a joint venture agreement with a small group of private investors whereby Benco contributed it's 33.33% fractional interest in the Tri-County Gas Gathering System to the joint venture. The investors contributed cash in exchange for a 50% interest in the joint venture. No new entity was formed in connection with the joint venture and Benco maintained voting control of the fractional interest in TCGGS. Therefore, Benco qualifies to account for the joint venture as a consolidation under SFAS 94.

Benco records all of the assets, liabilities, income and expenses associated with the 33.33% interest in TCGGS on its financial statements. The joint venture partners' share of the net assets of the TCGGS is reflected on the balance sheet as a minority interest and the joint venture partners' share of the net income of the TCGGS is reflected on the statement of operations as a joint venture partner expense.

The following table reflects the changes to the minority interest in our investment in the pipeline:
	Year Ended December 31,
	2006	2005
Minority Interest - Beginning of Year	$236,472	$-

Capital Contributions	2,000,000	260,000
Income Allocation	332,413	128,511
Cash Distributions	(252,680)	(152,039)

Minority Interest - End of Year	$2,316,205	$236,472

(4) DEFERRED TAX LIABILITY

Our income tax expense from operations was $123,435 and $0 for the year ended December 31, 2006 2005, respectively. Income tax for 2005 was zero due to net utilization of a deferred tax asset previously written off via a valuation allowance. A reconciliation between the statutory federal income tax rate and our effective income tax rate is as follows:

March 31 2007
Federal Statutory Tax Rate	34%
State	1%
Consolidated Effective Tax Rate	35%

The income tax provision differs from the amount computed at the statutory rate of 35% as follows:
	2006	2005
Expected Tax Expense from Operations	$179,783	$73,452
Change in Valuation Allowance	(56,348)	(73,452)
Income Tax Provision	$123,435	$0

Deferred tax assets and liabilities reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets and liabilities are as follows:
	2006	2005
Deferred Tax Assets:
Net Operating Loss Carryforward	$254,653	$227,241

Deferred Tax Liability - Accumulated Depreciation and Depletion	(378,088)	(170,893)
Total	(123,435)	56,348
Valuation Allowance	-	(56,348)
Net Deferred Tax Asset (Liability)	$(123,435)	$-

(5) INDEBTEDNESS

As of December 31, 2006 and 2005, the following debt was outstanding:

LONG TERM DEBT:
Note Payable to 1st State Bank of Texas. The note had a principal balance of $88,479 and $125,347 in 2006 and 2005, respectively. The note was originated on March 24, 2004, carries a variable interest rate equal to Wall Street Journal prime plus 1%, and matures on August 1, 2008.

Notes Payable to Joint Venture Investors. The note originated on July 18, 2005 in the amount of $1,490,000. The note carries an interest rate of 10% and matures July 18, 2008. Principal balance outstanding was $1,490,000 in 2006 and 2005.

ACCRUED LIABILITIES:
Pipeline Capital Call Payables: When the owners of the TCGGS agree to the construction of the pipeline in a particular area, the operator bills the owners for their share of the anticipated construction cost. We record the unpaid capital calls as an accrued liability. The capital call payable was $1,873,136, and $1,013,018 in 2006 and 2005, respectively.

Other Accrued Liabilities: Other accrued liabilities consist of oil and gas revenue payables, accrued interest payable, accrued expenses, and payroll taxes payable. The total other accrued liabilities were $96,023 and $43,753 in 2006 and 2005, respectively.

COMBINING AFFILIATE RECEIVABLE:
This represents the net receivable due to affiliated companies that participated in the contribution of assets to ReoStar Energy Corporation. (see Note 10). Reo Energy, Ltd. has periodically advanced Benco funds primarily used to fund construction of the pipeline. The payable bears no interest and is due upon demand. The outstanding balance was $750,979 and $579,444 in 2006 and 2005, respectively.

RELATED PARTY PAYABLES:
Benco has payables to various related parties totaling $1,060,664 in 2006 and $497,793 in 2005.

RELATED PARTY NOTES PAYABLES:
There were two notes payable to a related party at December 31, 2006 with principal balances of $86,197 and $699,000, respectively. There was one note payable to a related party at December 31, 2005 with a principal balance of $91,919. The notes bear interest of prime plus 1%.

(6) CAPITAL STOCK
We have authorized capital stock of 1,000 shares of common stock issued and outstanding with par value of $1.00 per share. There were no changes to capital stock during 2006 or 2005.

(7) COMMITMENTS AND CONTINGENCIES

Litigation
From time to time, we may be involved in various legal actions and claims arising in the ordinary course of our business. There was no unresolved litigation involving the company during 2006 and 2005.

(8) MAJOR CUSTOMERS
We market our oil and gas production on a competitive basis. Gas produced in the Barnett is sold under a long-term contract scheduled to expire on May 31, 2015. Oil purchasers may be changed on 30 days notice. The price for oil is generally equal to a posted price set by major purchasers in the area or is based on NYMEX pricing, adjusted for quality and transportation. We sell to oil and gas purchasers on the basis of price, credit quality and service. During 2006 and 2005, 100% of our gas and oil were sold to a single customer. Since our products are commodities and since there are numerous purchasers that service our markets, we believe that the loss of any one customer would not have a material adverse effect on our results.

A significant portion of the pipeline revenue is derived from a related party.

(9) CREDIT RISK
We frequently maintain a balance in our bank accounts in excess of the federally insured limits.

(10) SUBSEQUENT EVENTS
Effective January 1, 2007, our joint venture investors elected to convert the unpaid principal of the $1,490,000 note to equity in the joint venture. All accrued but unpaid interest related to the note was waived.

Effective January 31, 2007, our fractional ownership in the TCGGS was reduced from 33.33% to 30% in exchange for the waiver of accrued capital calls totaling $815,980.

Effective February 1, 2007, Benco contributed its interest in the producing oil and gas property, its interest in the TCGGS, and the related debt to ReoStar Energy Corporation (formerly Goldrange Resources, Inc.) in exchange for 16,041,750 shares of ReoStar Energy Corp common stock. Immediately after the contribution, Benco owned approximately 23.5% of the issued and outstanding stock of ReoStar Energy Corp.

Killman, Murrell & Company, P.C.
Certified Public Accountants

1931 E. 37th Street, Suite 7 Odessa, Texas 79762 (432) 363-0067 Fax (432) 363-0376	2626 Royal Circle Kingwood, Texas 77339 (281) 359-7224 Fax (281) 359-7112	3300 N. A Street, Bldg. 4, Suite 200 Midland, Texas 79705 (432) 686-9381 Fax (432) 684-6722

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
JMT Resources, Ltd.
Fort Worth, Texas

We have audited the accompanying balance sheets of JMT Resources, Ltd. as of December 31, 2006 and 2005, and the related statements of operations, partners' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JMT Resources, Ltd. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Killman. Murrell & Company. P. C.
Killman, Murrell & Company, P.C.
Odessa, Texas
July 14, 2007

JMT Resources, Ltd.
Balance Sheets
	December 31
	2006	2005
ASSETS:
Current Assets:
Cash	$45,560	$236,077
Accounts Receivable	-	1,500
Related Party Receivables	682,982	350,668
Combining Affiliate Receivable	346,000	246,000
Total Current Assets	1,074,542	834,245

Oil & Gas Properties	251,714	-

Other Assets	767	767
Total Assets	$1,327,023	$835,012

LIABILITIES:
Current Liabilities:
Accounts Payable	$494	$851
Related Party Payables	224,383	97,245
Drilling Reimbursements in Excess of Costs	745,134	491,617
Accrued Liabilities	-	13,646
Current Portion of Long-Term Debt	324,330	-
Total Current Liabilities	1,294,341	603,359

Long Term Debt
Notes Payable - Related Party	324,330	274,700
Less Current Portion of Long-Term Debt	(324,330)	-
Total Long Term Debt	-	274,700
Total Liabilities	1,294,341	878,059

PARTNERS' EQUITY (DEFICIT)

Partners' Investment	(2,776)	(2,776)
Retained Earnings (Deficit)	35,458	(40,271)
Total Partners' Equity (Deficit)	32,682	(43,047)
Total Liabilties and Partners' Equity (Deficit)	$1,327,023	$835,012

See Accompanying Notes to Financial Statements

JMT Resources, Ltd.
Statements of Operations
	For the Years Ended December 31,
	2006	2005
REVENUES:
Oil & Gas Sales	$484,659	$41,800
Gain on Lease Sales	67,936	-
Other Revenue	39,000	78,735
Total Revenue	591,595	120,535

COSTS AND EXPENSES
Lease Operating Expenses	444,407	106,718
Production Taxes	22,359	1,924
General & Administrative	35,440	18,300
Interest Expense	13,660	13,000
Total Costs and Expenses	515,866	139,942
Net Income (Loss)	$75,729	$(19,407)

See Accompanying Notes to Financial Statements

JMT Resources, Ltd.
Statements of Partners' Equity (Deficit)
Years Ended December 31, 2005 and 2006

	Partners' Investment	Retained Earnings (Deficit)	Total
Balance December 31, 2004	$(2,776)	$(20,864)	$(23,640)

Net Loss		(19,407)	(19,407)
Balance December 31, 2005	(2,776)	(40,271)	(43,047)

Net Income		75,729	75,729
Balance December 31, 2006	$(2,776)	$35,458	$32,682

See Accompanying Notes to Financial Statements

JMT Resources, Ltd.
Statements of Cash Flows
	For the Years Ended December 31,
	2006	2005
Cash Flows from Operating Actvities
Net Income (Loss)	$75,729	$(19,407)
Changes in Operating Assets and Liabilities
Change in Accounts Receivable	1,500	(1,500)
Change in Accrued Liabilities	(13,646)	13,646
Change in Accounts Payable	(357)	696
Net Cash Flows (Used) Provided by Operating Activities	63,226	(6,565)

Cash Flows from Investing Activities
Change in Drilling Reimbursements in Excess of Costs	253,517	491,617
Change in Related Party Receivables	(332,314)	(330,668)
Investment in Non-Producing Oil & Gas Properties	(251,714)
Change in Combining Affiliate Receivables	(100,000)
Net Cash Flows (Used) Provided by Investing Activities	(430,511)	160,949

Cash Flows from Financing Activities
Change in Related Party Payables	176,768	61,245
Net Cash Flows Provided by Financing Activities	176,768	61,245
Change in Cash Balance	(190,517)	215,629
Cash at the Beginning of the Year	236,077	20,448
Cash at the End of the Year	$45,560	$236,077

See Accompanying Notes to Financial Statements

JMT RESOURCES, LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

(1) SUMMARY OF ORGANIZATION AND NATURE OF BUSINESS

JMT RESOURCES, LTD. ("JMT", "we," "us," or "our") is engaged in the development and acquisition of oil and gas properties in Texas. We seek to increase our reserves and production primarily through complementary acquisitions and the development of enhance oil recovery prospects.

JMT is a Texas limited partnership.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The financial statements and notes are representations of the Company's management who are responsible for their integrity and objectivity. The Company's accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of these financial statements.

Use of Estimates
The preparation of financial statements in accordance with generally accepted accounting principles in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at year-end and the reported amounts of revenues and expenses during the year. Actual results could differ from the estimates and assumptions used.

Business Segment Information
The Financial Accounting Standards Board ("FASB"), Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosure About Segments of an Enterprise and Related Information," establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise that engage in activities from which it may earn revenues and incur expenses for which separate operational financial information is available and this information is regularly evaluated by the chief decision maker for the purpose of allocating resources and assessing performance.

Segment reporting is not applicable to us as we have a single company-wide management team that administers all properties as a whole rather than by discrete operating segments. We track only basic operational data by area. We do not maintain complete separate financial statement information by area. We measure financial performance as a single enterprise and not on an area-by-area basis. Throughout the year, we allocate capital resources on a project-by-project basis, across our entire asset base to maximize profitability without regard to individual areas or segments.

Revenue Recognition
Oil, gas and natural gas liquids revenues are recognized when the products are sold and delivery to the purchaser has occurred. Although receivables are concentrated in the oil and gas industry, we do not view this as unusual credit risk.

Cash and Equivalents
Cash and cash equivalents include cash on hand and on deposit and investments in highly liquid debt instruments with maturities of three months or less.

Allowance for Doubtful Accounts
We regularly review our accounts receivable for quality of accounts receivable. Other than related party receivables, we accrue a provision for doubtful accounts equal to 20% of any accounts receivable balance that has aged more than one hundred twenty (120) days. As of December 31, 2006 and 2005, we had no accounts receivable balances over the 120 day threshold, therefore, no allowance for doubtful accounts has been accrued.

Oil and Gas Properties
Oil and gas investments are accounted for by the successful efforts method of accounting. Accordingly, the costs incurred to acquire property (proved and unproved), all development costs, and successful exploratory costs are capitalized, whereas the costs of unsuccessful exploratory wells are expensed.

Depletion of capitalized oil and gas well costs is provided using the units of production method based on estimated proved developed oil and gas reserves of the respective oil and gas properties.

The estimated costs of dismantlement and abandonment of depleted wells, net of estimated salvage values, is considered to be immaterial in amount and therefore, no accrual for such costs are included in these financial statements.

The carrying value of capitalized oil and gas property costs is compared annually to the future net revenues attributed to the related proved developed oil and gas reserves. Such costs are reduced to the extent they exceed the future net revenues of the related proved developed oil and gas reserves. Oil and gas reserve information and other required disclosures related to oil and gas operations has been omitted, due to the limited revenues derived from such activity.

Stock-based Compensation
JMT has no ownership based compensation plans.

Deferred Taxes
JMT is a limited partnership. As such, all of its taxable income and expenses are reported directly by the partners. Therefore, we have made no provision for deferred taxes.

Other Comprehensive Income
JMT had no activity that would be properly classified as other comprehensive income.

Impairment of Long-Lived Assets
In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long lived assets, such as oil and gas properties and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount of the fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

Contingencies
Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one of more future events occur or fail to occur. The Company's management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of t he amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Asset Retirement Obligation
Our financial statements reflect the provisions of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 provides that, if the fair value for an asset retirement obligation can be reasonably estimated, the liability should be recognized upon acquiring or drilling a well. Under the method prescribed by SFAS No. 143, the retirement obligation is recorded as a liability at its estimated present value at the asset's inception, with an offsetting increase to producing properties on the balance sheet. Periodic accretion of the discount of the estimated liability is recorded as an expense in the statement of operations. At December 31, 2006 and 2005, management's estimate of the retirement obligation was immaterial.

(3) OIL PROPERTIES
On October 1, 2005, a related party assigned to JMT ownership of 4,392.03 net mineral acres of oil leases (representing a 95% working interest) in a mature field located approximately 60 miles south of Dallas, Texas. The related party's cost basis in the leases was zero since a related prior owner had fully impaired the property several years earlier. Since no additional consideration was paid, JMT's historical cost basis in the oil property was zero, the same as the related party transferor.

The field began production in the 1890's and has produced a significant amount of oil since that time. In late 2005, JMT began the development of a pilot alkaline surfactant polymer ("ASP") injection pilot. JMT expects the total cost of developing the ASP pilot to be approximately $1,500,000. It is expected that the construction of the injection facilities and the drilling of the injection wells will be completed in early 2007.

JMT entered into an agreement with a third party whereby the third party agreed to fund $1,500,000 of the pilot project in exchange for a 66.5% working interest in the pilot and a 85% working interest in three wells. The third party working interest owner paid $450,000 and $600,000 of the committed $1,500,000 in 2006 and 2005, respectively. As of December 31, 2006, JMT's investment in the pilot project was $274,114.

The oil properties are operated by a related party.

(4) INDEBTEDNESS

As of December 31, 2006 and 2005, the following debt was outstanding:

PARTNER PAYABLES:
Note Payable to partner. There were three notes to a partner as well as an advance from a partner. The following table summarizes the payables to a partner:

	December 31,		Origination	Maturity	Interest
	2006	2005	Date	Date	Rate
Note Payable - Partner	173,400	165,200	1/4/2004	1/4/2007	5%
Note Payable - Partner	114,960	109,500	2/19/2004	2/19/2007	5%
Note Payable - Partner	35,970	-	12/31/2006	12/31/2007	5%
	324,330	274,700

DRILLING REIMBURSEMENTS IN EXCESS OF COSTS:
This account consists of the funds collected from the third party working interest owner in excess of costs incurred on the pilot project.

RELATED PARTY PAYABLES:
The related party accounts payable represents JMT's unpaid share of pilot project costs and operating expenses related to the oil and gas properties due to the related party operator. In 2005, the account also included an advance from a partner in the amount of $71,970.

(5) RELATED PARTY RECEIVABLES
JMT advanced funds to the related party operator related to estimated costs to develop the pilot project. The balance in the advanced funds account was $622,983 and $290,668 in 2006 and 2005, respectively.

JMT advanced $60,000 to a partner, which remained unpaid in 2006 and 2005.

(6) COMBINING AFFILIATE RECEIVABLES
This represents the net receivable due from affiliated companies that participated in the contribution of assets to ReoStar Energy Corporation. (see Note 10). JMT had Combining Affiliate loans to REO Energy, Ltd. of $346,000 and $246,000 outstanding in 2006 and 2005, respectively.

(7) COMMITMENTS AND CONTINGENCIES

Litigation
From time to time, we may be involved in various legal actions and claims arising in the ordinary course of our business. There was no unresolved litigation involving the company during 2006 and 2005.

Plugging
Most of our oil and gas leases have been producing for more than one hundred years. There a hundreds of abandoned wells scattered throughout our leases. In order for the ASP flood to be successful, we will need to cement in the wells. Since the wells are relatively shallow, we are able to completely plug each well for less than $500. Currently we have no definite number of abandoned wells located on our properties nor do we have a firm estimate of the number of wells we will need to plug. Therefore, we have not accrued a plugging liability.

(8) MAJOR CUSTOMERS
We market our oil on a competitive basis. Oil purchasers may be changed on 30 days notice. The price for oil is generally equal to a posted price set by major purchasers in the area or is based on NYMEX pricing, adjusted for quality and transportation. We sell to oil purchasers on the basis of price, credit quality and service. During 2006 and 2005, 100% of our oil was sold to a single customer. Since oil is a commodity and since there are numerous purchasers that service our market, we believe that the loss of any one customer would not have a material adverse effect on our results.

(9) CREDIT RISK
We frequently maintain a balance in our bank accounts in excess of the federally insured limits.

(10) SUBSEQUENT EVENTS
Effective January 31, 2007, JMT entered into a compromise settlement agreement with the third party working interest owners whereby JMT agreed to buy back its working interests in the pilot project and three specified wells in exchange for $500,000. Subsequent to the buy-back, JMT owned a ninety-five percent (95%) working interest in all of its leases.

Effective February 1, 2007, JMT contributed its interest in its oil properties and the related debt to ReoStar Energy Corporation (formerly Goldrange Resources, Inc.) in exchange for 15,822,750 shares of ReoStar Energy Corp common stock. Immediately after the contribution, JMT owned approximately 23.2% of the issued and outstanding stock of ReoStar Energy Corp.

Killman, Murrell & Company, P.C.
Certified Public Accountants

1931 E. 37th Street, Suite 7 Odessa, Texas 79762 (432) 363-0067 Fax (432) 363-0376	2626 Royal Circle Kingwood, Texas 77339 (281) 359-7224 Fax (281) 359-7112	3300 N. A Street, Bldg. 4, Suite 200 Midland, Texas 79705 (432) 686-9381 Fax (432) 684-6722

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
JMT Resources, Ltd.
Fort Worth, Texas

We have audited the accompanying balance sheets of REO Energy, Ltd. as of December 31, 2006 and 2005, and the related statements of operations, partners' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of REO Energy, Ltd. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Killman. Murrell & Company. P. C.
Killman, Murrell & Company, P.C.
Odessa, Texas
July 14, 2007

REO Energy, Ltd.
Balance Sheets
	December 31,
	2006	2005
ASSETS:
Current Assets:
Cash	$-	$1,007,685
Revenue Receivable	377,954	378,659
Related Party Receivables	1,713,454	846,727
Combining Affiliates Receivable	404,979	333,444
Total Current Assets	2,496,387	2,566,515

Oil and Gas Properties Producing Properties	6,529,013	2,627,414
Non-Producing Leasehold	2,695,005	491,168
Less Accumulated Depreciaiton and Depletion	(2,284,987)	(445,510)
Oil and Gas Properties (net)	6,939,031	2,673,072

Other Depreciable Assets	19,830	6,375
Accumulated Depreciation	(3,262)	(3,262)
Other Depreciable Assets (net)	16,568	3,113

Deposits	-	200,000
Total Assets	$9,451,986	$5,442,700

LIABILITIES:
Current Liabilities:
Accounts Payable	$4,408,203	$2,220,550
Cash Overdraft	250,739
Related Party Payables	68,464	98,100
Drilling Reimbursements in Excess of Costs	1,259,705	1,021,062
Accrued Liabilities	852,524	818,127
Current Portion of Long-Term Debt	1,594,366	843,983
Total Current Liabilities	8,434,001	5,001,822

Long Term Debt:
Notes Payable	1,541,334	800,000
Notes Payable - Related Parties	1,494,366	843,983
Less Current Portion of Long-Term Debt	(1,594,366)	(843,983)
Total Long-Term Debt	1,441,334	800,000
Total Liabilties	9,875,335	5,801,822

PARTNERS' DEFICIT:
Partner's Investment	146,190	146,190
Retained (Deficit)	(569,539)	(505,312)
Total Partners' Deficit	(423,349	(359,122)
Total Liabilties and Partner's Deficit	$9,451,986	$5,442,700

See Accompanying Notes to Financial Statements

REO Energy, Ltd.
Statements of Operations
	For the Years Ended December 31,
	2006	2005
REVENUES:
Oil & Gas Sales	$2,166,889	$964,434
Gain on Lease Sales	332,441	23,820
Other Revenue	6,771	59,820
Total Revenue	2,506,101	1,048,074

COSTS AND EXPENSES
Lease Operating Expenses	382,333	207,602
Production Taxes	127,039	58,805
General & Administrative	233,978	152,289
Depreciation & Depletion	1,826,978	390,236
Interest Expense, net of capitalized interest of $310,532 and $43,923 in 2006 and 2005, respectively	-	-
Total Costs and Expenses	2,570,328	808,932
Net Income (Loss)	$(64,227)	$239,142

See Accompanying Notes to Financial Statements

REO Energy, Ltd.
Statements of Partners' Deficit
Years Ended December 31, 2005 and 2006

	Partners' Investment	Retained Earnings (Deficit)	Total
Balance December 31, 2004	$1,000	$(744,454)	$(743,454))

Producing Oil & Gas Lease Contribution	145,190		145,190
Net Income		239,142	239,142
Balance December 31, 2005	146,190	(505,312)	(359,122)

Net Loss		(64,227)	(64,227)
Balance December 31, 2006	$146,190	$(569,539)	$(423,349)

See Accompanying Notes to Financial Statements

REO Energy, Ltd.
Statements of Cash Flows
	For the Years Ended December 31,
	2006	2005
Cash Flows from Operating Actvities
Net Income (Loss)	$(64,227)	$239,142
Adjustments to reconcile net cash from operating activities:
Depreciation and Depletion	1,826,978	390,236
Accretion of Notes Payable	198,717	43,983
Changes in Operating Assets and Liabilities
Cash Overdraft	250,739	-
Change in Other Assets	(13,455)	(5,375)
Change in Accrued Liabilities	34,397	8,527
Change in Revenue Receivable	705	(266,073)
Change in Related Party Payables	(896,363)	240,331
Change in Accounts Payable	-	25,677
Net Cash Flows Provided by Operating Activities	1,337,491	676,448

Cash Flows from Investing Activities
Change in Accounts Payable Related to Drilling	2,187,653	-
Investment in Oil and Gas Properties	(6,092,937)	(1,537,617)
Change in Drilling Reimbursements in Excess of Costs	238,643	789,151
Deposits	200,000	(200,000)
Change in Combining Affiliates Receivables	(71,535)	(504,944)
Net Cash Flows Used by Investing Activities	(3,538,176)	(1,453,410)

Cash Flows from Financing Activities
Change in Notes Payable - Related Party	580,000	800,000
Change in Notes Payable	613,000	700,000
Net Cash Flows Provided by Financing Activities	1,193,000	1,500,000
Change in Cash Balance	(1,007,685)	723,038
Cash at the Beginning of the Year	1,007,685	284,647
Cash at the End of the Year	$-	$1,007,685

See Accompanying Notes to Financial Statements

REO Energy, Ltd.
Statements of Cash Flows
(continued)

	For the Years Ended December 31,
	2006	2005
Supplemental Disclosure of Cash Flow Information
Cash paid during year for:
Interest	$164,329	$-

Income Taxes	-	-

Non Cash Investing and Financing Activities
Oil & Gas Lease Contributed by Partners	$-	$145,190

See Accompanying Notes to Financial Statements

REO ENERGY, LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

(1) SUMMARY OF ORGANIZATION AND NATURE OF BUSINESS

REO ENERGY, LTD. ("REO", "we," "us," or "our") is engaged in the exploration, development and acquisition of oil and gas properties primarily in the Texas. We seek to increase our reserves and production primarily through drilling and complementary acquisitions.

REO is a Texas limited partnership.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The financial statements and notes are representations of the Company's management who are responsible for their integrity and objectivity. The Company's accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of these financial statements.

Use of Estimates
The preparation of financial statements in accordance with generally accepted accounting principles in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at year-end and the reported amounts of revenues and expenses during the year. Actual results could differ from the estimates and assumptions used.

Business Segment Information
The Financial Accounting Standards Board ("FASB"), Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosure About Segments of an Enterprise and Related Information," establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise that engage in activities from which it may earn revenues and incur expenses for which separate operational financial information is available and this information is regularly evaluated by the chief decision maker for the purpose of allocating resources and assessing performance.

Segment reporting is not applicable to us as we have a single company-wide management team that administers all properties as a whole rather than by discrete operating segments. We track only basic operational data by area. We do not maintain complete separate financial statement information by area. We measure financial performance as a single enterprise and not on an area-by-area basis. Throughout the year, we allocate capital resources on a project-by-project basis, across our entire asset base to maximize profitability without regard to individual areas or segments.

Revenue Recognition
Oil, gas and natural gas liquids revenues are recognized when the products are sold and delivery to the purchaser has occurred. Although receivables are concentrated in the oil and gas industry, we do not view this as unusual credit risk.

Cash and Equivalents
Cash and cash equivalents include cash on hand and on deposit and investments in highly liquid debt instruments with maturities of three months or less.

Allowance for Doubtful Accounts
We regularly review our accounts receivable for quality of accounts receivable. Other than related party receivables, we accrue a provision for doubtful accounts equal to 20% of any accounts receivable balance that has aged more than one hundred twenty (120) days. As of December 31, 2006 and 2005, we had no accounts receivable balances over the 120 day threshold, therefore, no allowance for doubtful accounts has been accrued.

Oil and Gas Properties
Oil and gas investments are accounted for by the successful efforts method of accounting. Accordingly, the costs incurred to acquire property (proved and unproved), all development costs, and successful exploratory costs are capitalized, whereas the costs of unsuccessful exploratory wells are expensed.

Depletion of capitalized oil and gas well costs is provided using the units of production method based on estimated proved developed oil and gas reserves of the respective oil and gas properties.

The estimated costs of dismantlement and abandonment of depleted wells, net of estimated salvage values, is considered to be immaterial in amount and therefore, no accrual for such costs are included in these financial statements.

The carrying value of capitalized oil and gas property costs is compared annually to the future net revenues attributed to the related proved developed oil and gas reserves. Such costs are reduced to the extent they exceed the future net revenues of the related proved developed oil and gas reserves. Oil and gas reserve information and other required disclosures related to oil and gas operations has been omitted, due to the limited revenues derived from such activity.

Stock-based Compensation
REO has no ownership based compensation plans.

Deferred Taxes
REO is a limited partnership. As such, all of its taxable income and expenses are reported directly by the partners. Therefore, we have made no provision for deferred taxes.

Other Comprehensive Income
REO had no activity that would be properly classified as other comprehensive income.

Impairment of Long-Lived Assets
In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long lived assets, such as oil and gas properties and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount of the fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

Contingencies
Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one of more future events occur or fail to occur. The Company's management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of t he amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the

Company's financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Asset Retirement Obligation
Our financial statements reflect the provisions of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 provides that, if the fair value for an asset retirement obligation can be reasonably estimated, the liability should be recognized upon acquiring or drilling a well. Under the method prescribed by SFAS No. 143, the retirement obligation is recorded as a liability at its estimated present value at the asset's inception, with an offsetting increase to producing properties on the balance sheet. Periodic accretion of the discount of the estimated liability is recorded as an expense in the statement of operations. At December 31, 2006 and 2005, management's estimate of the retirement obligation was immaterial.

(3) OIL& GAS PROPERTIES

Barnett Shale
We own approximately 8,800 acres of oil and gas properties located in the "oil window" of the Barnett Shale located in North Texas. The majority of the acreage is classified as unproven. We own a 100% working interest (75% net revenue interest) in the proven undeveloped and unproven acreage.

In order to manage the risks associated with drilling exploratory wells, we sell as much as 80% of the working interest in a prospect prior to drilling a well. In 2005, we completed and brought into production five wells that were in process at December 31, 2004; drilled, completed and brought into production five additional wells; and spudded five wells that were in process on December 31, 2005. In 2006 we completed and brought all five of those wells into production. We also drilled, completed and brought into production sixteen wells and spudded four wells that were in process on December 31, 2006. All of the wells we completed in 2005 and 2006 were brought into production. We had no dry holes during either year.

We owned interests in 40 producing wells in 2006 and 18 producing wells in 2005. Our working interest percentage retained in the producing wells varies between 4% and 38%, with an average working interest of approximately 22% (16.5% net revenue interest).

All of our producing wells are operated by a related party.

Fayetteville Shale
We own approximately 6,000 acres of unproved, undeveloped acreage in the "fairway" of the Fayetteville Shale located in Central Arkansas.

(4) INDEBTEDNESS

As of December 31, 2006 and 2005, the following debt was outstanding:

Notes Payable: There are several note payables due to various individuals at year-end. The first originated December 1, 2005 and bears interest of 20% on the principal balance outstanding on the anniversary date. Principal balance of $100,000 was outstanding on December 31, 2006 and 2005, respectively.

The second note originated April 30, 2004 and the third note originated December 12, 2005 are due to the same individual. Both notes were in the amount of $100,000. The proceeds from both notes were used for lease acquisitions. The note provides a ½% carried working interest on each well drilled on certain

Arkansas acreage and as certain Arkansas acreage is drilled, the original proceeds shall be repaid at the rate of $2 for each $1 invested on a per acre basis. . The Arkansas leasehold has a five year term. In order to make a provision for the $2 for $1 repayment, we accrete interest at a 20% rate. None of the acreage has been drilled, and the balance of the notes was $228,334 and $200,000 at 2006 and 2005, respectively.

The fourth note originated on December 19, 2005 in the amount of $500,000. The proceeds of the note were used for lease acquisitions. The note provides a ½% carried working interest on each well drilled on certain Arkansas acreage and as certain Arkansas acreage is drilled, the original proceeds shall be repaid at the rate of $2 for each $1 invested on a per acre basis. The leasehold has a five year term. In order to make a provision for the $2 for $1 repayment, we accrete interest at a 20% rate. None of the acreage was drilled in 2006 or 2005, and balance outstanding as of December 31, 2006 and 2005 was $600,000 and $500,000, respectively.

The fifth note in the amount of $100,000 originated on May 15, 2006 and bears interest of 10% due annually. The note matures June 1, 2008. The full amount of the note was outstanding on December 31, 2006.

On May 3, 2006, REO entered into a note agreement with a privately held LLC. The proceeds of $513,000 from the note were used for lease acquisitions. The agreement provided that as certain Arkansas acreage is drilled, the original proceeds shall be repaid at the rate of $256.64 for each $385.00 invested on a per acre basis. Additionally, the note provides for the conveyance of a .6666% working interest carried to the tanks on 1,333 of certain Arkansas acreage. None of the acreage was drilled in 2006, and the full amount of the note was outstanding on December 31, 2006. The note provides the lender the option to return any interest assigned to the lender under the terms of the agreement in exchange for payment $513,000 plus 10% interest per annum. The option is valid only from May 3, 2007 through November 3, 2007.

Notes Payable to Related Party. There were three notes to a related party at December 31, 2006. The first, in the amount of $100,000 was originated on September 30, 2005 and bears interest of 20% accrued on the anniversary date. The second note in the amount of $814,366 bears interest at prime plus 1%. The third note in the amount of $580,000 bears interest at prime plus 1%.

There were two notes to a related party at December 31, 2005. The first, in the amount of $100,000 was originated on September 30, 2005 and bears interest of 20% accrued on the anniversary date. The second note in the amount of $743,983 bears interest at prime plus 1%.

The following table summarizes our note payable repayment obligations:

	Calendar Years Ending December 31,
	2007	2008	2009	2010	2011
Lease Note No. 1	$100,000	$-	$-	$-	$-
Lease Note No. 5		100,000
Note Payable - Related Party	1,494,366
	$1,594,366	$100,000	$-	$-	$-

Accrued Liabilities: Accrued liabilities at December 31, 2006 consisted of working interest owner payout guarantees totaling $762,628, accrued interest expense of $52,514, and accrued lease operating expenses totaling $37,382. Accrued liabilities at December 31, 2005 consisted of working interest owner payout guarantees totaling $781,314 and accrued lease operating expenses of $36,813.

Related Party Payables: The related party accounts payable represents cash advances from a related party in the amount of $68,464 and $90,560 for 2006 and 2005, respectively.

(5) DRILLING REVENUE RECEIVED IN EXCESS OF COSTS
REO sells up to 80% working interests in each well we drill. This account represents collection of billings for the drilling costs of the working interest sold in excess of costs incurred at year-end.

(6) RELATED PARTY RECEIVABLES
REO advanced funds to various related parties. The funds were used primarily to fund the acquisition of assets and to meet related party working capital requirements. The balance due from related parties was $1,713,454 and $846,727 in 2006 and 2005, respectively.

(7) COMBINING AFFILIATES RECEIVABLE
This represents the net receivable due from affiliated companies that participated in the contribution of assets to ReoStar Energy Corporation. (see Note 12). The following table summarizes the Combining Affiliates Receivable at year-end:

	December 31,
	2006	2005
Combining Affiliate Receivables:
Due from Benco Operating, Inc.	$750,979	$579,444

Combining Affiliate Payables:
Due to JMT Resources, Ltd.	(346,000)	(246,000)
Net Combining Affiliate Receivable	$404,979	$333,444

(8) DEPOSITS
A deposit for the acquisition of additional leasehold was outstanding on December 31, 2005. The deposit was applied against the price of the leasehold when the acquisition closed in 2006.

(9) COMMITMENTS AND CONTINGENCIES

Litigation
From time to time, we may be involved in various legal actions and claims arising in the ordinary course of our business. There was no unresolved litigation involving the company during 2006 and 2005.

(10) MAJOR CUSTOMERS
We market our production on a competitive basis. Gas is sold under a long-term contract scheduled to expire on May 31, 2015. Oil purchasers may be changed on 30 days notice. The price for oil is generally equal to a posted price set by major purchasers in the area or is based on NYMEX pricing, adjusted for quality and transportation. We sell to oil and gas purchasers on the basis of price, credit quality and service. For the years ended December 31, 2006 and 2005, one customer accounted for approximately 95% of the total oil and gas sales. Since our products are commodities and since there are numerous purchasers that service our markets, we believe that the loss of any one customer would not have a material adverse effect on our results.

(11) CREDIT RISK
We frequently maintain a balance in our bank accounts in excess of the federally insured limits.

(12) SUBSEQUENT EVENTS
Effective February 1, 2007, REO contributed its interest in its oil and gas properties and the related debt to ReoStar Energy Corporation (formerly Goldrange Resources, Inc.) in exchange for 22,885,500 shares of ReoStar Energy Corp common stock. Immediately after the contribution, REO owned approximately 33.6% of the issued and outstanding stock of ReoStar Energy Corp.

ESTIMATED RESERVES AND FUTURE NET REVENUE

AS OF

APRIL 1, 2007

ATTRIBUTABLE TO INTERESTS

OWNED BY

REOSTAR ENERGY CORP.

IN CERTAIN PROPERTIES

LOCATED IN

COOKE, MONTAGUE, NAVARRO, AND WISE COUNTIES, TEXAS

EXECUTIVE SUMMARY

(SEC CASE)

FORREST A. GARB & ASSOCIATES, INC.

INTERNATIONAL PETROLEUM CONSULTANTS

FORREST A. GARB & ASSOCIATES, INC.

INTERNATIONAL PETROLEUM CONSULTANTS
5310 HARVEST HILL ROAD, SUITE 275, LB 152
DALLAS, TEXAS 75230 - 5805
(972)788-1110 Telefax (972)991-3160 (E MAIL) forgarb@forgarb.com

June 28, 2007

Mr. Mark Zouvas
ReoStar Energy Corp.
5416 Birchman Avenue
Ft. Worth, TX 76107

Re: SEC Case

Dear Mr. Zouvas:

                At your request, Forrest A. Garb & Associates, Inc. (FGA) has estimated the reserves and future net revenue, as of April 1, 2007, attributable to interests owned by ReoStar Energy Corp. (ReoStar) in certain oil and gas properties in the Corsicana and Barnett Shale projects located in Cooke, Montague, Navarro, and Wise counties, Texas.

                This report has been prepared using the guidelines of the Securities and Exchange Commission, which specify a 10 percent discount factor and constant oil and gas prices and costs. Table 1 summarizes the estimated reserves and revenue. Tables 2 and 3 summarize the reserves and revenue by major project area.

Table 1: Grand Total Summary
	Estimated Net Reserves¹		Estimated Future Net Revenue (M$)²
Proved Reserve Category	Oil and Condensate (MBbl)³	Gas (MMcf)[4]	Undiscounted	Discounted at 10% Per Year[5]
Developed
Producing	156.38	999.40	8,007.55	5,183.50

Non-producing	63.67	528.37	5,113.94	2,325.32

Behind pipe	18.08	236.13	1,872.74	1,377.15

Undeveloped	11,439.25	1,628.13	456,685.67	172,082.30

Total Proved[6]	11,677.38	3,392.03	471,679.90	180,968.26

¹	The definitions for all reserves incorporated in this study have been set forth in this report.
²	M$ = thousands of dollars.
³	MBbl = thousands of barrels.
[4]	MMcf = millions of cubic feet.
[5]	The discounted future net revenue is not represented to be the fair market value of these reserves.
[6]	The reserves and revenues in the summary table were estimated using the PHDWin economics program. Due to the rounding procedures used in this program, there may be slight differences in the calculated and summed values.

FORREST A. GARB & ASSOCIATES, INC.

Table 2: Barnett Project Area Summary
	Estimated Net Reserves¹		Estimated Future Net Revenue (M$)²
Proved Reserve Category	Oil and Condensate (MBbl)³	Gas (MMcf)[4]	Undiscounted	Discounted at 10% Per Year[5]
Developed
Producing	50.66	999.40	5,823.82	4,079.42

Non-producing	63.67	528.37	5,113.94	2,325.32

Behind pipe	18.08	236.13	1,872.74	1,377.15

Undeveloped	137.39	1,628.13	5,562.81	2,323.38

Total Proved[6]	269.80	3,392.03	18,373.32	10,105.27

Table 3: Corsicana Project Area Summary
	Estimated Net Reserves¹		Estimated Future Net Revenue (M$)²
Proved Reserve Category	Oil and Condensate (MBbl)³	Gas (MMcf)[4]	Undiscounted	Discounted at 10% Per Year[5]
Developed
Producing	105.72	0.00	2,183.73	1,104.08

Non-producing	0.00	0.00	0.00	0.00

Undeveloped	11,301.86	0.00	451,122.86	169,758.91

Total Proved[6]	11,407.58	0.00	453,306.58	170,862.99

                The attached report presents projections of production and revenue for the interests studied. Also provided is a discussion of engineering and economic considerations incorporated in the forecasts.

                ReoStar provided ownership interest in the properties, and FGA accepted the extent and character of ownership (working interest and net revenue interest) as represented. Our staff conducted no independent well tests, property inspections, or audits of completion and operating expenses as part of this study.

                FGA is an independent firm of geologists and petroleum engineers. Neither the firm nor its employees own any interest in the properties studied, nor have we been employed on a contingency basis.

                We appreciate the opportunity to submit this evaluation. Should you have any questions, please do not hesitate to call.

ii

FORREST A. GARB & ASSOCIATES, INC.

                This report was prepared under the supervision of W.D. Harris III, Registered Professional Engineer No. 75222, State of Texas.

Yours truly, Forrest A. Garb & Associates, Inc. W. D. Harris III C hief Executive Officer Forrest A. Garb & Associates, Inc.

MAM

iii

FORREST A. GARB & ASSOCIATES, INC.
TABLE OF CONTENTS

I.	INTRODUCTION

II.	ENGINEERING

III.	ECONOMIC CONSIDERATIONS

IV.	ATTACHMENTS

FORREST A. GARB & ASSOCIATES, INC.

I.	INTRODUCTION

                At your request, Forrest A. Garb & Associates, Inc. (FGA) has estimated the reserves and future net revenue, as of April 1, 2007, attributable to interests owned by ReoStar Energy Corp. (ReoStar) in certain oil and gas properties in the Corsicana and Barnett Shale projects located in Cooke, Montague, Navarro, and Wise counties, Texas.

II.	ENGINEERING

                The basis for estimating the proved producing reserves was the extrapolation of historical production. Analogy was used for forecasting producing wells which did not have sufficient production history to establish a decline trend. Production histories were obtained from a third party industry data provider and supplemented by ReoStar.

                Barnett Shale proved developed non-producing reserves were attributed to secondary fracture stimulation treatments conducted as each well's producing rate dropped to an economically marginal rate. The performance of the fracture stimulation treatment was estimated from successful treatments previously conducted in ReoStar's acreage and other surrounding Barnett Shale completions. Analogy was used to estimate Barnett Shale proved undeveloped reserves. Secondary fracture treatments are also included in the proved undeveloped reserves.

                Corsicana proved undeveloped reserves were assigned based on the implementation of a polymer flood. A successful polymer flood pilot was conducted in the J.O. Burke lease in the Corsicana field and the polymer flood related reserves were established based on the results of this pilot.

                The available geologic and engineering data were furnished by ReoStar for FGA's review in consideration of reserves estimating for all reserve categories reported. Gas volumes are expressed in millions of cubic feet (MMcf) at standard temperature and pressure. The oil reserves shown in this study include crude oil and/or condensate. Oil volumes are expressed in thousands of barrels (MBbl), with one barrel equivalent to 42 United States gallons.

III.	ECONOMIC CONSIDERATIONS

                Securities and Exchange Commission (SEC) pricing guidelines were used to set the base oil and gas prices. A base oil price of $65.94 per barrel (Bbl) and a base gas price of $7.50 per million British thermal unit (MMBtu) were used in this study, which were the NYMEX oil and gas prices as of March 31, 2007. Adjustments were made to the oil and gas prices for regional price differentials and gas Btu content at the individual property level where available. The oil and gas prices were held constant for the economic life of the properties as specified by the SEC.

                Lease operating expenses were provided by ReoStar. Capital expenditures are included as required for workovers, secondary fracture treatments, the future development of new wells, and for production equipment. Permits have been acquired for the Corsicana polymer injection, and a significant amount of the facilities required for the polymer injection program have already been completed. All prices and costs have been held constant in this evaluation.

                The estimated future net revenues shown are those that should be realized from the sale of estimated oil and gas reserves after the deduction of severance taxes, ad valorem taxes, and

1

FORREST A. GARB & ASSOCIATES, INC.

direct operating costs. No deductions have been made for federal income taxes or other indirect costs, such as interest expense and loan repayments.

                Grand total summary projections by project area and reserve category (including one-line summaries for the individual properties) are presented in Attachment A.

                The individual properties have been ranked in descending order of discounted future net revenue value. This ranking is presented as Attachment B.

                Attachment C presents the definitions of proved oil and gas reserves in accordance with SEC Regulation S-X. General comments regarding this report and the estimation of future reserves and revenue are presented in Attachment D.

2

FORREST A. GARB & ASSOCIATES, INC.

IV. ATTACHMENTS

A.	CATEGORY AND ONE-LINE SUMMARIES

B.	RANKING OF PROVED PROPERTIES IN DESCENDING ORDER OF DISCOUNTED FUTURE NET REVENUE VALUE

C.	DEFINITIONS FOR OIL AND GAS RESERVES

D.	GENERAL COMMENTS

FORREST A. GARB & ASSOCIATES, INC.

ATTACHMENT A

CATEGORY AND ONE-LINE SUMMARIES

FORREST A. GARB & ASSOCIATES, INC.

ATTACHMENT B

RANKING OF PROVED PROPERTIES IN DESCENDING ORDER OF
DISCOUNTED FUTURE NET REVENUE VALUE

FORREST A. GARB & ASSOCIATES, INC.

ATTACHMENT C

DEFINITIONS FOR OIL AND GAS RESERVES

FORREST A. GARB & ASSOCIATES, INC.

DEFINITIONS FOR OIL AND GAS RESERVES*

Proved Oil and Gas Reserves

                Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

1.	Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes: (a) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (b) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

2.	Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

3.	Estimates of proved reserves do not include the following: (a) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves"; (b) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (c) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (d) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite, and other such sources.

Proved Developed Oil and Gas Reserves

                Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

___________________
*Proved Reserves Definitions In Accordance With Securities and Exchange Commission Regulation S-X.

ATTACHMENT C - 1

FORREST A. GARB & ASSOCIATES, INC.

Proved Undeveloped Reserves

                Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

ATTACHMENT C - 2

FORREST A. GARB & ASSOCIATES, INC.

ATTACHMENT D

GENERAL COMMENTS

FORREST A. GARB & ASSOCIATES, INC.

GENERAL COMMENTS

(1)	The reserve estimates presented in this report have been calculated using deterministic procedures. The reserves shown in this report are those estimated to be recoverable under the guidelines of the Securities and Exchange Commission (SEC). The definition for proved oil and gas reserves in accordance with SEC Regulation S-X are set forth in this report.

(2)	The estimated future net revenue shown in the cash flow projections is that revenue which should be realized from the sale of the estimated net reserves. Surface and well equipment salvage values have not been considered in the revenue projections. Future net revenue as stated in this report is before the deduction of federal income tax.

(3)	The discounted future net revenue is not represented to be the fair market value of these reserves. The estimated reserves included in the cash flow projections have not been adjusted for risk.

(4)	The reserves included in this study are estimates only and should not be construed as exact quantities. Future conditions may affect recovery of estimated reserves and revenue, and all categories of reserves may be subject to revision as more performance data become available.

(5)	Extent and character of ownership, oil and gas prices, production data, direct operating costs, required capital expenditures, and other data furnished have been accepted as represented. No independent well tests, property inspections, or audits of operating expenses were conducted by our staff in conjunction with this study.

(6)	If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such a person, with the approval of our client, is invited to visit our offices at his own expense so that he can evaluate the assumptions made and the completeness and extent of the data available on which our estimates are based.

(7)	Gas contract differences, including take or pay claims, are not considered in this report.

(8)	Gas sales imbalances have not been taken into account in the reserve estimates.

(9)	Unless otherwise stated in the text, existing or potential liabilities stemming from environmental conditions caused by current or past operating practices have not been considered in this report. No costs are included in the projections of future net revenue or in our economic analyses to restore, repair, or improve the environmental conditions of the properties studied to meet existing or future local, state, or federal regulations.

(10)	Any distribution of this report or any part thereof must include these general comments and the cover letter in their entirety.

(11)	This report was prepared under the supervision of W.D. Harris III, Registered Professional Engineer No. 75222, State of Texas.

ATTACHMENT D - 1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated July 14, 2007 on the audits of the financial statements of Benco Operating, Inc. for December 31, 2006 and 2005 for the years ended which report is included in this Report on Form 8-K.

/s/Killman, Murrell & Company, P. C.
Killman, Murrell & Company, P.C.
Odessa, Texas
July 27, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated July 14, 2007 on the audits of the financial statements of JMT Resources, Ltd. for December 31, 2006 and 2005 for the years ended which report is included in this Report on Form 8-K.

/s/Killman, Murrell & Company, P. C.
Killman, Murrell & Company, P.C.
Odessa, Texas
July 27, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated July 14, 2007 on the audits of the financial statements of REO Energy, Ltd. for December 31, 2006 and 2005 for the years ended which report is included in this Report on Form 8-K.

/s/Killman, Murrell & Company, P. C.
Killman, Murrell & Company, P.C.
Odessa, Texas
July 27, 2007

FORREST A. GARB & ASSOCIATES, INC.

INTERNATIONAL PETROLEUM CONSULTANTS
5310 HARVEST HILL ROAD, SUITE 275, LB 152
DALLAS, TEXAS 75230 - 5805
(972)788-1110 Telefax (972)991-3160 (E MAIL) forgarb@forgarb.com

CONSENT OF INDEPENDENT PETROLEUM EXPERT

          Forrest A. Garb & Associates, Inc., petroleum consultants, hereby consent to the incorporation by reference in any registration statement or other document filed with the Securities and Exchange Commission by ReoStar Energy Corp, our reserve report as of April 1, 2007, and to all references to our firm included therein.

Forrest A. Garb & Associates, Inc. By: /s/ W. D. Harris III Name: W. D. Harris III Title: Chief Executive Officer Dallas, Texas July 27, 2007